Exhibit 99.1
News Release

Hi-Crush Partners LP Reports Record Fourth Quarter and Full-Year 2014 Results

•	4Q14 Revenues of $131 million vs. $64 million in 4Q13

•	4Q14 EBITDA of $45 million vs. $24 million in 4Q13

•	$1.03 earnings per unit before allocations of income to IDRs

•	$0.85 basic and diluted earnings per unit

Houston, Texas, February 3, 2015 - Hi-Crush Partners LP (NYSE: HCLP), “Hi-Crush” or the “Partnership”, today reported record fourth quarter and full year 2014 results. Net income for the quarter was $38.4 million. The limited partners' interest in net income of $38.1 million for the fourth quarter of 2014 represents earnings of $1.03 per weighted average common and subordinated units outstanding during the period. For purposes of calculating earnings per unit, $6.8 million of limited partners' interest in net income was allocated to the holder of incentive distribution rights, resulting in reported basic and diluted earnings per unit of $0.85 per common and subordinated unit.

The Partnership reported earnings before interest, taxes and depreciation and amortization (“EBITDA”) of $44.6 million for the fourth quarter of 2014. Distributable cash flow of $32.7 million attributable to the common and subordinated unitholders for the fourth quarter of 2014 corresponds to distribution coverage of 1.31 times the $24.9 million in distributions to be paid to common and subordinated unitholders on February 13, 2015.

“2014 was an exceptional year for Hi-Crush,” said James M. Whipkey, Co-Chief Executive Officer of Hi-Crush.  “We nearly doubled our produced volumes. We further reduced our already low production cost per ton, and we increased our distributable cash flow by over 60%. All of these factors allowed Hi-Crush to increase its distribution by more than 32% during the year, placing us near the top of the entire MLP universe in this parameter. In addition, over the course of 2014 we solidified our top-tier position in the industry by providing our customers with premier white sand, delivering a full suite of services and best-in-class logistics.”

Revenues for the quarter ended December 31, 2014 totaled $130.9 million on sales of 1.5 million tons of frac sand sold, and transload services. Approximately 90% of the volumes sold were under long-term fixed price contracts.

Revenues for the year ended December 31, 2014 totaled $386.5 million on 4.6 million tons of frac sand sold, and transload services, compared to revenues of $179.0 million on 2.5 million tons of frac sand sold for the year ended December 31, 2013.

“While there are headwinds entering 2015, the industry remains focused on efficiency, quality and execution,” said Robert E. Rasmus, Co-Chief Executive Officer of Hi-Crush. “Over 88% of our and our sponsor's 2015 production, or 6.6 million tons, is committed under long term take-or-pay contracts. While the volatility in the market continues, we are confident in the strength of our balance sheet, the quality of our assets and the solid foundation of our relationships. We continue to be the low-cost leader in the sector and we are prepared for the challenges and looking forward to the opportunities in 2015.”

Production cost for sand produced and delivered from the Wyeville and Augusta facilities was $15.72 per ton during the quarter. Of the 1.5 million tons sold, approximately 1.0 million tons were produced and delivered from the Partnership's facilities, with the remainder being purchased from the sponsor's Whitehall facility or from third parties.

On January 15, 2015, Hi-Crush declared its fourth quarter cash distribution of $0.675 per unit for all common and subordinated units, or $2.70 on an annualized basis. This amount corresponds to a 42% increase from the minimum quarterly cash distribution of $0.475 per unit and a 8% increase over the previous quarter’s distribution. The distribution will be paid on February 13, 2015 to all common and subordinated unitholders of record on January 30, 2015.

Conference Call
A conference call for investors will be held on Tuesday February 3, 2015 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss Hi-Crush’s fourth quarter and year-end results. Hosting the call will be Robert E. Rasmus, Co-Chief Executive Officer, James M. Whipkey, Co-Chief Executive Officer and Laura C. Fulton, Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 407-3982, or for international callers, (201) 493-6780. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517. The passcode for the replay is 13599881. The replay will be available until February 17, 2015.
Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Hi-Crush’s website at www.hicrushpartners.com in the Investors-Event Calendar and Presentations section. A replay of the webcast will also be available for approximately 30 days following the call.
The slide presentation to be referenced on the call will also be on Hi-Crush’s website at www.hicrushpartners.com in the Investors-Event Calendar and Presentations section.
Non-GAAP Financial Measures
This news release and the accompanying schedules include the non-GAAP financial measure of EBITDA, Distributable Cash Flow and Production Costs, which may be used periodically by management when discussing our financial results with investors and analysts. The accompanying schedules of this news release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). EBITDA, Distributable Cash Flow and Production Costs are presented as management believes the data provides a measure of operating performance that is unaffected by historical cost basis and provides additional information and metrics relative to the performance of our business.

About Hi-Crush
Hi-Crush is an integrated producer, transporter, marketer and distributor of high-quality monocrystalline sand, a specialized mineral that is used as a proppant to enhance the recovery rates of hydrocarbons from oil and natural gas wells. Our reserves, which are located in Wisconsin, consist of "Northern White" sand, a resource that exists predominately in Wisconsin and limited portions of the upper Midwest region of the United States. Hi-Crush owns and operates the largest distribution network in the Marcellus and Utica shales, and has distribution capabilities throughout North America. For more information, visit www.hicrushpartners.com.

Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations, and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Hi-Crush’s reports filed with the Securities and Exchange Commission (“SEC”), including those described under 1A of Hi-Crush’s Form 10-K for the year ended December 31, 2013 and any subsequently filed 10-Q. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the risk factors in our reports filed with the SEC or the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward looking statements include: the volume of frac sand we are able to sell; the price at which we are able to sell frac sand; the outcome of any pending litigation; changes in the price and availability of natural gas or electricity; changes in prevailing economic conditions; and difficulty collecting receivables. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Hi-Crush’s forward-looking statements speak only as of the date made and Hi-Crush undertakes no obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor contact:
Investor Relations
ir@hicrushpartners.com
(713) 960-4811

Unaudited Condensed Consolidated Statement of Operations
(Amounts in thousands, except tons, units and per unit amounts)

	Three Months
	Ended December 31,
	2014	2013(a)
Revenues	$130,929	$63,975
Cost of goods sold (including depreciation, depletion and amortization)	82,319	37,271
Gross profit	48,610	26,704
Operating costs and expenses:
General and administrative expenses	7,059	5,774
Exploration expense	—	(9)
Accretion of asset retirement obligation	62	56
Income from operations	41,489	20,883
Other income (expense):
Interest expense	(3,110)	(1,370)
Net income	38,379	19,513
Income attributable to non-controlling interest	(251)	(124)
Net income attributable to Hi-Crush Partners LP	$38,128	$19,389
Earnings per unit:
Common and subordinated units - basic	$0.85	$0.63
Common and subordinated units - diluted	$0.85	$0.63

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited Condensed Consolidated Statement of Operations
(Amounts in thousands, except tons, units and per unit amounts)

	Year
	Ended December 31,
	2014(a)	2013(a)
Revenues	$386,547	$178,970
Cost of goods sold (including depreciation, depletion and amortization)	225,984	95,884
Gross profit	160,563	83,086
Operating costs and expenses:
General and administrative expenses	26,346	19,096
Exploration expense	—	47
Accretion of asset retirement obligation	246	228
Income from operations	133,971	63,715
Other income (expense):
Interest expense	(9,946)	(3,671)
Net income	124,025	60,044
Income attributable to non-controlling interest	(955)	(274)
Net income attributable to Hi-Crush Partners LP	$123,070	$59,770
Earnings per unit:
Common and subordinated units - basic	$3.09	$2.08
Common and subordinated units - diluted	$3.00	$2.08

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited EBITDA and Distributable Cash Flow

	Three Months
	Ended December 31,
(in thousands)	2014	2013
Reconciliation of distributable cash flow to net income:
Net income	$38,379	$19,513
Depreciation and depletion expense	2,277	1,873
Amortization expense	801	1,662
Interest expense	3,110	1,370
EBITDA	$44,567	$24,418
Less: Cash interest paid	(2,698)	(1,269)
Less: Income attributable to non-controlling interest	(251)	(124)
Less: Maintenance and replacement capital expenditures, including accrual for reserve replacement (1)	(1,357)	(909)
Add: Accretion of asset retirement obligation	62	56
Add: Unit based compensation	548	—
Distributable cash flow	$40,871	$22,172
Adjusted for: Distributable cash flow attributable to Hi-Crush Augusta LLC, net of intercompany eliminations, prior to the Augusta Contribution (2)	—	(1,815)
Distributable cash flow attributable to Hi-Crush Partners LP	40,871	20,357
Less: Distributable cash flow attributable to holders of incentive distribution rights	(8,157)	—
Distributable cash flow attributable to common and subordinated unitholders	$32,714	$20,357

(1)
Maintenance and replacement capital expenditures, including accrual for reserve replacement, were determined based on an estimated reserve replacement cost of $1.35 per ton produced and delivered during the period. Such expenditures include those associated with the replacement of equipment and sand reserves, to the extent that such expenditures are made to maintain our long-term operating capacity. The amount presented does not represent an actual reserve account or requirement to spend the capital.

(2)
The Partnership's historical financial information has been recast to consolidate Augusta for all periods presented. For purposes of calculating distributable cash flow attributable to Hi-Crush Partners LP, the Partnership excludes the incremental amount of recasted distributable cash flow earned during the periods prior to the acquisition by the Partnership on April 28, 2014 of substantially all of the remaining equity interests in Hi-Crush Augusta LLC (the "Augusta Contribution").

Unaudited EBITDA and Distributable Cash Flow

	Year
	Ended December 31,
(in thousands)	2014	2013
Reconciliation of distributable cash flow to net income:
Net income	$124,025	$60,044
Depreciation and depletion expense	8,858	6,132
Amortization expense	5,186	3,687
Interest expense	9,946	3,671
EBITDA	$148,015	$73,534
Less: Cash interest paid	(8,682)	(3,123)
Less: Income attributable to non-controlling interest	(955)	(274)
Less: Maintenance and replacement capital expenditures, including accrual for reserve replacement (1)	(5,001)	(3,026)
Add: Accretion of asset retirement obligation	246	228
Add: Unit based compensation	1,470	—
Distributable cash flow	$135,093	$67,339
Adjusted for: Distributable cash flow attributable to Hi-Crush Augusta LLC, net of intercompany eliminations, prior to the Augusta Contribution (2)	(7,199)	696
Distributable cash flow attributable to Hi-Crush Partners LP	127,894	68,035
Less: Distributable cash flow attributable to holders of incentive distribution rights	(18,401)	—
Distributable cash flow attributable to common and subordinated unitholders	$109,493	$68,035

(1)
Maintenance and replacement capital expenditures, including accrual for reserve replacement, were determined based on an estimated reserve replacement cost of $1.35 per ton produced and delivered during the period. Such expenditures include those associated with the replacement of equipment and sand reserves, to the extent that such expenditures are made to maintain our long-term operating capacity. The amount presented does not represent an actual reserve account or requirement to spend the capital.

(2)
The Partnership's historical financial information has been recast to consolidate Augusta for all periods presented. For purposes of calculating distributable cash flow attributable to Hi-Crush Partners LP, the Partnership excludes the incremental amount of recasted distributable cash flow earned during the periods prior to the Augusta Contribution.

Unaudited Condensed Consolidated Cash Flow Information
(Amounts in thousands)

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2014(a)	2013(a)
Operating activities	$104,370	$64,323
Investing activities	(264,715)	(105,585)
Financing activities	144,383	51,372
Net (decrease) increase in cash	$(15,962)	$10,110

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited Condensed Consolidated Balance Sheet
(Amounts in thousands)

	December 31,	December 31,
	2014	2013(a)
Assets
Current assets:
Cash	$4,646	$20,608
Restricted cash	691	690
Accounts receivable	82,117	37,442
Inventories	23,684	22,418
Prepaid expenses and other current assets	4,081	1,625
Total current assets	115,219	82,783
Property, plant and equipment, net	241,325	195,834
Goodwill and intangible assets, net	66,750	71,936
Other assets	12,826	3,808
Total assets	$436,120	$354,361
Liabilities, Equity and Partners’ Capital
Current liabilities:
Accounts payable	$24,878	$10,108
Accrued and other current liabilities	12,248	7,669
Due to sponsor	13,459	10,352
Current portion of long-term debt	2,000	—
Total current liabilities	52,585	28,129
Long-term debt	198,364	138,250
Asset retirement obligation	6,730	4,628
Total liabilities	257,679	171,007
Commitments and contingencies	—	—
Equity and Partners’ capital:
General partner interest	—	—
Limited partner interests, 36,952,426 and 28,865,171 units outstanding, respectively	175,962	138,580
Class B units, zero and 3,750,000 units outstanding, respectively	—	9,543
Total partners’ capital	175,962	148,123
Non-controlling interest	2,479	35,231
Total equity and partners' capital	178,441	183,354
Total liabilities, equity and partners’ capital	$436,120	$354,361

(a) Financial information has been recast to include the financial position and results attributable to Hi-Crush Augusta LLC.

Unaudited Per Ton Operating Activity

	Three Months		Year
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Sand sold (in tons)	1,481,914	814,094	4,584,811	2,520,119
Sand produced and delivered (in tons)	1,005,492	703,479	3,704,630	2,241,199
Production costs ($ in thousands)	$15,808	$12,018	$58,452	$41,999
Production costs per ton	$15.72	$17.08	$15.78	$18.74

Unaudited Net Income per Limited Partner Unit
(Amounts in thousands, except units and per unit amounts)

	Three Months		Year Ended
	Ended December 31,		Ended December 31,
Weighted average limited partner units outstanding:	2014	2013	2014	2013
Common units - basic	23,312,075	15,224,820	19,729,669	14,527,914
Subordinated units - basic	13,640,351	13,640,351	13,640,351	13,640,351
Common units - diluted	23,393,092	15,224,820	22,143,189	14,527,914
Subordinated units - diluted	13,640,351	13,640,351	13,640,351	13,640,351
Reconciliation of net income and the assumed allocation of net income under the two-class method for purposes of computing earnings per unit:

	For the Three Months Ended December 31, 2014
	General Partner and IDRs	Common Units	Subordinated Units	Class B Units	Total
Declared distribution	$1,311	$15,736	$9,207	$—	$26,254
Assumed allocation of undistributed net income attributable to the Partnership	5,475	4,037	2,362	—	11,874
Limited partners’ interest in net income	$6,786	$19,773	$11,569	$—	$38,128

Earnings per unit - basic		$0.85	$0.85
Earnings per unit - diluted (1)		$0.85	$0.85

	For the Year Ended December 31, 2014
	General Partner and IDRs	Common Units	Subordinated Units	Class B Units	Total
Declared distribution	$2,174	$51,774	$32,737	$2,156	$88,841
Assumed allocation of undistributed net income attributable to the Partnership	12,367	9,268	9,465	—	31,100
Limited partners’ interest in net income	$14,541	$61,042	$42,202	$2,156	$119,941
Recast adjustments to include the results of operations of Hi-Crush Augusta LLC and income attributable to non-controlling interest					3,129
Net income attributable to Hi-Crush Partners LP					$123,070
Earnings per unit - basic		$3.09	$3.09
Earnings per unit - diluted (1)		$3.00	$3.00
(1) Diluted earnings per unit includes the impact of income allocations attributable to a conversion of the Class B units into common units.